Exhibit 99

                                November 27, 2000

             This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Class A Common Stock of TeleCorp PCS, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                AT&T CORP.


                                By: /S/ STEVEN V. GARFINKEL
                                    -------------------------------------------
                                    Name:    Steven V. Garfinkel
                                    Title:   Assistant Secretary

                                AT&T WIRELESS PCS, LLC
                                By:    AT&T Wireless Services, Inc., its manager


                                By: /S/ WILLIAM HAGUE
                                    -------------------------------------------
                                    Name:    William Hague
                                    Title:   Senior Vice President

                                AT&T WIRELESS SERVICES, INC.


                                By: /S/ WILLIAM HAGUE
                                    -------------------------------------------
                                    Name:    William Hague
                                    Title:   Senior Vice President